  Exhibit 10.1 l
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 is made by and between AMARILLO BIOSCIENCES, INC., a Texas corporation, inclusive of any Affiliates or subsidiaries (“ABI”) and STEPHEN T. CHEN, Ph.D. (“EMPLOYEE”) to that certain Employment Agreement between the parties made effective January 1, 2021 (“Agreement”).

1.
The term of the Agreement shall be extended to April 30, 2021.

2.
All other terms and conditions under the Agreement not expressly amended or modified by this amendment shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed:

Amarillo Biosciences, Inc.	EMPLOYEE:

By: /s/ John Junyong Lee	By: /s/ Stephen T. Chen
John Junyong Lee. Secretary	Stephen T. Chen, Ph.D.

Date: 3/31/2021	Date: 3/31/2021